Exhibit 10EE







                                  GPU COMPANIES


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


                       (as amended through August 9, 2000)







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                                  GPU COMPANIES

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                     -----



1.    Purpose

      This  document  sets  forth  the  GPU  Companies   Supplemental  Executive
Retirement Plan, as amended effective August 9, 2000.

      The purpose of the Plan is to provide certain senior executives of the GPU Companies with a supplemental pension benefit to the extent necessary for the executives' total annual retirement income from all pension sources to be at least equal to the executive's Target Pension Amount, as defined herein.

      The Plan is intended to constitute an unfunded plan of deferred compensation for "a select group of management or highly compensated employees" within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

      Each Company has adopted this Plan as its own plan. Accordingly, each Company shall be obligated hereunder only with respect to amounts payable to Participants who are its own employees; and the right to receive any amount payable hereunder with respect to any Participant shall be enforceable only against the Company with which such Participant is or was last employed.

2.    Definitions

      As used herein, the following terms shall have the following meanings:

      "Change in Control" shall mean the occurrence during the term of the Plan of:

      (1) An acquisition (other than directly from GPU, Inc. (the "Corporation") of any common stock of the Corporation ("Common Stock") or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty


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percent  (20%) or more of the then  outstanding  shares of  Common  Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

      (2) The individuals who, as of August 1, 1996, are members of the board of directors of the Corporation (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the board of directors of the Corporation; provided, however, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the board of directors of the Corporation (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

       (3)  The consummation of:

                  (A) A merger, consolidation or reorganization with or into the
            Corporation or in which securities of the Corporation are issued, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:


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                        (i) the  shareholders  of the  Corporation,  immediately
                  before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the
                  Voting    Securities    immediately    before   such   merger,
                  consolidation or reorganization,

                        (ii) the  individuals  who were members of the Incumbent
                  Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corporation, directly or indirectly, beneficially owning a majority of the Voting Securities of the Surviving Corporation, and

                        (iii) no Person other than (w) the Corporation,  (x) any
                  Subsidiary, (y) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or common stock of the Corporation, has Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

                  (B) A complete liquidation or dissolution of the Corporation; or

                  (C) The sale or other  disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).


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      Notwithstanding the foregoing,  a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of shares of Common Stock or Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

      "Committee"   shall  mean  the  Personnel,   Compensation  and  Nominating
Committee of the Board of Directors of GPU, Inc.

      "Company" shall mean GPU Service, Inc., GPU Nuclear, Inc. and any other direct or indirect subsidiary of GPU, Inc. that has adopted this Plan. When used in reference to a Participant, the term "Company" shall mean the Company with which such Participant is or was last employed unless the context otherwise requires.

      "GPU Companies" shall mean GPU, Inc. and each of its direct and indirect subsidiaries.

      "Incentive Compensation Plan" shall mean the Incentive Compensation Plan for Elected Officers maintained by any of the GPU Companies.

      "Normal Retirement Date" shall mean, with respect to any Participant, the Participant's Normal Retirement Date as determined for purposes of the Pension Plan under Section 3.1 thereof.

      "Other Retirement Plan" shall mean, with respect to any Participant, (i) any defined benefit pension plan, whether or not tax qualified, (including without limitation any such plan that is a "cash balance" plan) maintained by any employer other than one of the GPU Companies with which the Participant was employed at any time prior to his or her Retirement, and (ii) any individual contract between the Participant and any of the GPU Companies, or between the Participant and any such other employer, under which the Participant is entitled to receive, upon his or her retirement or other termination of employment, a benefit that is defined as, or as the actuarial equivalent of, a


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fixed amount of annual income payable for the Participant's  lifetime.  The term
"Other Retirement Plan" shall also include the Energy Initiatives, Inc. Retirement Plan (the "EII Plan"), in the case of any Participant who was a participant in the EII Plan and received a distribution with respect to his account balance in that plan upon its termination.

      "Participant" shall mean any individual who has been elected to an office with a Company that is specified in Section 3.

      "Payment Starting Date" shall mean the date as of which payment of a Participant's Supplemental Pension Benefit is to be made, or is to commence, pursuant to the provisions of Section 4(d) hereof.

      "Pension Plan" shall mean the GPU Companies Employee Pension Plan.

      "Plan" refers to the GPU Companies Supplemental Executive Retirement Plan as set forth in this document and as it may be amended from time to time in the future.

      "Retirement" shall mean, with respect to any Participant, the termination of the Participant's employment with all of the GPU Companies at any time after July 1, 1999, for any reason other than death, if (but only if) (i) at the time of such termination the Participant has attained age 62, or (ii) at the time of such termination the Participant has attained age 55 and has completed at least 15 Years of Service, or (iii) such termination of the Participant's employment occurs upon, or at any time after, the occurrence of a Change in Control. For purposes of clause (iii) of the preceding sentence, if a Participant's employment is terminated by the Company for any reason (1) within twelve (12) months prior to a Change in Control, or (2) any time prior to the date of a Change in Control but the Participant reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (B) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control, provided a Change in Control shall actually have occurred.

      "Supplemental and Excess Benefits Plan" shall mean the GPU Companies Supplemental and Excess Benefits Plan.


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      "Years of Service" shall mean, with respect to any Participant, the sum of
(a) his years of "Creditable Service" as determined under Section 5 of the Pension Plan without taking into account any additional years of "Creditable Service" otherwise credited to the Participant under Section 5.9 of the Pension Plan, plus (b) the number of additional years of "Creditable Service", so determined, that would have been credited to the Participant under the Pension Plan if he had commenced participation in the Pension Plan as of the date on which his employment with any of the GPU Companies commenced, plus (c) such number of additional years of service, if any, as provided in any individual contract of employment between the Participant and any of the GPU Companies that
has  been  approved  by  the  Committee.   Notwithstanding   the  foregoing,   a
Participant's Years of Service shall not include any period of the Participant's employment with any of the GPU Companies after the date as of which he or she has ceased to hold any corporate office specified in Section 3 hereof.

3.    Eligibility

      Any person who is elected to serve in one of the corporate offices listed below shall become eligible for participation in the Plan effective as of the later of July 1, 1999 or the date as of which his or her election to such office becomes effective.


              Company                           Officer

            GPU Service, Inc.           Chief Executive Officer
                                        Each Executive Vice President
                                        President of Operations
                                        Division
                                        President of Fossil Generation



            GPU Nuclear, Inc.           President

      Notwithstanding the foregoing, no person who is elected to serve as the President of GPU Nuclear, Inc. on or after August 9, 2000 shall be eligible for participation in the Plan.

4.    Supplemental Pension Benefit

      Upon a  Participant's  Retirement,  he or she  shall  become  entitled  to
receive  from  his  or  her  Company  a   supplemental   pension   benefit  (the
"Supplemental Pension Benefit") in accordance with the following provisions:


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      (a) The Supplemental  Pension Benefit payable to a Participant  hereunder, when expressed as a single life annuity, shall be an annual amount of income payable to the Participant for his or her life equal to the excess of (i) the Participant's Target Pension Amount, as defined in (b) below, over (ii) the sum of the Participant's Other Pension Amounts, as defined in (c) below.

      (b) A Participant's Target Pension Amount shall be an annual amount of income which, when expressed as a single life annuity payable to the Participant for his or her life commencing on the Participant's Normal Retirement Date, shall equal 2% of the Participant's Average Annual Compensation, as defined below, for each Year of Service (but not more than 30 Years of Service) completed by the Participant as of the date of his or her Retirement.

      A Participant's "Average Annual Compensation" shall mean the quotient resulting from dividing by three the aggregate amount of the Participant's Earnings, as defined below, during his or her highest paid 36 calendar months (whether or not consecutive) within the Participant's most recent period of employment with the GPU Companies (not exceeding 10 years) ending on the date of his or her Retirement. In the case of any Participant who has been employed with the GPU Companies for less than 36 calendar months at the time of his or her Retirement, such Participant's Average Annual Compensation shall be determined by first dividing the aggregate amount of the Participant's Earnings during his or her entire period of employment by the number of calendar months (or portions thereof) in such period, and then, multiplying the resulting quotient by 12, or if less, the number of calendar months (or portions thereof) in such period. For purposes of the foregoing, a Participant's "Earnings" for any month shall mean his Earnings for such month as determined for purposes of the Pension Plan, except that for purposes of this Plan the following provisions shall apply:

            (i) the limitation on the amount of the Participant's Earnings that can be taken into account for purposes of the Pension Plan a result of
      Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, shall not apply;

            (ii) all amounts of base salary or Incentive Compensation Plan awards that are deferred pursuant to the Participant's election under the GPU Companies Deferred Compensation Plan shall be included in the Participant's Earnings for purposes of this Plan. Any amount of base salary so deferred shall be treated as Earnings for the month in which such amount would have been paid to the


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      Participant in cash if he or she had not elected to defer such amount; and
      a pro rata portion of the amount of any Incentive Compensation Plan award for any "Performance Period", as defined in such Plan, that is so deferred shall be treated as Earnings for each of the calendar months within such "Performance Period" or, in the case of any Participant who has received an award for the Performance Period in which his Retirement occurs, for each of the calendar months in the portion of such Performance Period ending on or prior to the date of his or her Retirement. No amount of base salary or Incentive Compensation Plan award so deferred shall be treated as Earnings for any months other than the months determined under the preceding sentence; and

            (iii) a Participant's Earnings during any period of employment with any of the GPU Companies after the date as of which he or she has ceased to hold any corporate office specified in Section 3 shall not be taken into account.

      (c)   A Participant's Other Pension Amounts shall include the following:

            (i) the sum of (A) the Basic Pension, if any, that would be payable to the Participant under the Pension Plan and (B) the aggregate annual benefit amount that would be payable to the Participant under the Supplemental and Excess Benefits Plan, if, in each case, such Basic Pension and such aggregate annual benefit amount were payable in the form of a single life annuity commencing on the Participant's Normal Retirement Date, and were determined without taking into account the 20% increase in the amounts.

            (ii) the annual amount (exclusive of any portion thereof attributable to the Participant's own contributions) payable to the Participant under each of the Participant's Other Retirement Plans if the amount payable under each such plan were payable in the form of a single life annuity commencing on the Participant's Normal Retirement Date; provided, however, that (A) in the case of any such amount payable to the Participant under any Other Retirement Plan maintained by an employer other than one of the GPU Companies, there shall be taken into account for purposes of this Section 4(c)(ii) only the portion of such amount that is attributable to the same number of the Participant's years of service with such employer as the number of additional years of service credited to the Participant under clause (b) of the definition of "Years of Service"


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      contained  in  Section  1, and (B) in the  case of  amounts  payable  to a
      Participant   under  any  supplemental   pension   agreement  between  the
      Participant and any of the GPU Companies, the 20% increase in the amounts otherwise payable to the Participant under such agreement during the first twelve (12) months for which amounts are payable thereunder shall not be treated as a "Pension Amount" for purposes of this Section 4(c)(ii);

            (iii) in the case of any Participant referred in the last sentence of the definition of "Other Retirement Plan" contained in Section 2, the annual pension amount that would have been payable to such Participant if his account balance under the EII Plan had not been distributed to him upon termination of that plan but had been payable to him instead, in the form of a single life annuity commencing on his Normal Retirement Date, in an amount that is Actuarially Equivalent (as defined in the Pension Plan and determined as of the Participant's Payment Starting Date) to the distribution that was made to the Participant upon termination of the EII Plan; and

            (iv) an amount equal to the product resulting from multiplying by 12 the Participant's Social Security Primary Insurance Amount, determined as of the date of his or her Retirement (hereinafter referred to as the Participant's "Social Security Benefit"); provided, however, that if the Participant's Payment Starting Date is prior to the earliest date as of which payment of his or her Social Security Benefit could commence, then
      (A) the amount of the Supplemental Pension Benefit payable to the Participant during the period commencing on his or her Payment Starting Date and ending on the day immediately preceding such earliest date shall be determined without taking into account the Participant's Social
      Security Benefit as an Other Pension Amount, and (B) the amount of each monthly payment due on and after such earliest date, as so determined, shall be reduced by the Social Security Benefit payment that would be made to the Participant for such month if his or her Social Security Benefit were payable commencing on such earliest date.

      (d) A Participant's Supplemental Pension Benefit shall be paid to the Participant in the same form, and payment shall be made or shall commence at the same time, as the Participant's benefits under the Supplemental and Excess Benefits Plan are paid to the Participant. For this purpose, any election in effect for a Participant at the time of his or her Retirement as to the form and/or time of payment of his or her benefits under the Supplemental and Excess


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Benefits  Plan  shall  also  govern  the form and time of  payment of his or her
Supplemental Pension Benefit under this Plan. If, as a result of any such election, a Participant's Supplemental Pension Benefit is payable in any annuity form other than as a single life annuity, the amount of the Participant's Supplemental Pension Benefit shall be adjusted so as to be the Actuarial Equivalent (as defined in the Pension Plan) of the Participant's Supplemental Pension Benefit if payable in the form of a single life annuity. If, as a result of any such election, a Participant's Supplemental Pension Benefit is payable in the form of a lump-sum payment, the amount of such lump-sum payment shall be determined in the same manner as the amount of the lump-sum payment payable to the Participant under the Supplemental and Excess Benefits Plan is determined.

      (e) The amount of the Supplemental Pension Benefit otherwise payable to a Participant in accordance with the previous provisions of this Section 4 shall be subject to the following adjustments:

            (i) Except as otherwise provided in (ii) below, if a Participant's Payment Starting Date occurs prior to the first date (hereinafter referred to as a Participant's "Early Retirement Date") as of which the Participant has either attained age 62 or has attained age 60 and has completed at least 25 Years of Service, the amount of his or her Supplemental Pension Benefit shall be reduced so as to be equal to the Applicable Percentage, as defined below, of the Supplemental Pension Benefit that would be payable to the Participant if payment thereof commenced on the first day of the month following the Participant's 62nd birthday. The "Applicable Percentage" shall mean the percentage determined pursuant to the following table, based on the number of months by which the Participant's Payment Starting Date precedes the first day of the month following his or her 62nd birthday.

                  Number of Months
                   Before First of
                  Month After 62nd              Applicable
                     Birthday                   Percentage
                  ----------------              ----------

                        O                           100%
                       12                            89
                       24                            79
                       36                            70
                       48                            63
                       60                            56
                       72                            51
                       84                            46


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            (ii) If a Participant's Payment Starting Date occurs prior to his or her Early Retirement Date, the amount of the Participant's Supplemental Pension Benefit shall be reduced by 1/12th of 4% for each full month by which his or her Payment Starting Date precedes the end of the month in which the Participant's 62nd birthday occurs, if any of the following conditions apply:

                  (A)   the Committee has consented to such reduction,

                  (B) the Participant's Retirement occurs after a Change in Control, or

                  (C) the  Participant's  termination  of  employment  with  the
            Company occurs prior to a Change in Control but is treated as having occurred after a Change in Control pursuant to the last sentence of the definition of the term "Retirement" contained in Section 2.

            (iii) In the case of any Participant described in Section 4(e)(ii)(C) whose Payment Starting Date occurs prior to a Change in Control, the Participant's Supplemental Pension Benefit (and the additional amounts payable with respect thereto pursuant to Section 4(f) below) shall be adjusted upon the occurrence of the Change in Control in the same manner as provided in Section 3.3(c) of the Supplemental and Excess Benefits Plan.

      (f) With each monthly payment of the Supplemental Pension Benefit payable to a Participant during the first 12-month period beginning on his or her Payment Starting Date, the Participant shall be entitled to receive from his or her Company an additional amount equal to 20% of the amount of such monthly payment. If a Participant's Supplemental Pension Benefit is payable to the Participant in the form of a lump-sum payment pursuant to Section 4(d), the Participant shall be entitled to receive an additional lump-sum payment in an amount that is Actuarially Equivalent (as defined in the Pension Plan and determined as of the last day of the month preceding the date on which such additional lump-sum payment is made) to the additional payments the Participant would have received during the first 12-month period beginning on his or her Payment Starting Date pursuant to the preceding sentence if the Participant's Supplemental Pension Benefit had been paid in the form of a single life annuity.


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5.    Supplemental Death Benefit

      If a Participant dies prior to his or her Retirement but after the Participant has attained age 55 and has completed at least 15 Years of Service, the Participant's surviving spouse, if any, shall be entitled to receive from the Participant's Company an annuity for such spouse's lifetime, in an amount equal to 50% of the Supplemental Pension Benefit that would have been payable to the Participant hereunder (including the 20% increase in the monthly payments thereof that would have been payable pursuant to Section 4(f) above) if he or she had not died, if the Participant's Retirement had occurred on the last day of the month in which his or her death occurs, and if the Participant's Supplemental Pension Benefit were payable in the form of a single life annuity commencing on the first day of the month following the date of the Participant's death.

6.    Administration

      (a) The Plan shall be administered by the Committee. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to interpret the Plan, to decide all questions that may arise as to the construction or application of any of its provisions, and make all determinations as to the rights of Participants or other persons to benefits under the Plan. Any determination made by the Committee prior to a Change in Control as to the interpretation, construction or application of the Plan, or as to the rights of any Participant or other person to benefits under the Plan, shall be conclusive and binding on all parties. Any such determination made by the Committee after the occurrence of a Change in Control that denies, in whole or in part, any claim made by any individual for benefits hereunder shall be subject to judicial review, under a "de novo", rather than a deferential, standard.

      (b) The Committee may delegate any administerial or non-discretionary function pertaining to the administration of the Plan to any one or more officers or employees of any of the GPU Companies, as the Committee may determine in its discretion.

7.    Amendment and Termination

      (a) Subject to Section 7(c), the Plan may be amended or terminated at any time by GPU Service, Inc. ("GPUS"), with the concurrence of the Committee. Any such amendment may be made with retroactive effect to the extent not prohibited by law.


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


      (b) Action to amend the Plan may be taken by GPUS either by resolution duly adopted by its Board of Directors, or by an instrument in writing executed by an officer of GPUS to whom authority to adopt or approve amendments to the Plan has been delegated pursuant to a resolution duly adopted by the Board of Directors of GPUS. Action to terminate the Plan shall be taken by GPUS by resolution of its Board of Directors.

      (c)   Notwithstanding the provisions of Sections 7(a) and 7(b),

            (i) no amendment to or termination of the Plan shall impair any rights to benefits which have accrued hereunder, and

            (ii) no amendment to Section 6(a) or to this Section 7(c), nor any termination of the Plan, effectuated (A) at the request of a third party who had indicated an intention or taken steps to effect a Change in Control and who effectuates a Change in Control, (B) within six months prior to, or otherwise in connection with, or in anticipation of, a Change in Control which has been threatened or proposed and which actually occurs, or (C) following a Change in Control, shall be effective if the amendment or termination adversely affects the rights of any Participant under the Plan.

8.    Rights of Participants

      A Participant's rights and interests under the Plan shall be subject to the following provisions:

      (a) A Participant shall have the status of a general unsecured creditor of his or her Company with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Participant's Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

      (b) A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her beneficiary.

      (c) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of any of the GPU Companies.


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


      (d) Notwithstanding any other provision herein to the contrary, there shall be deducted from any payment otherwise required to be made hereunder any federal, state or local taxes required by law to be withheld with respect to such payment.

9.    Successor Corporation

      The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

10.   Additional Change in Control Provisions

      Notwithstanding any provision in the Plan to the contrary, the following provisions shall apply in determining the Supplemental Pension Benefit or Supplemental Death Benefit payable with respect to any Participant whose employment terminates either (i) for any reason upon or at any time after the occurrence of such Change in Control, or (ii) as a result of an Involuntary Termination at any time after August 8, 2000 and prior to such Change in
Control:

      (a) five years shall be added to the Participant's Years of Service, as determined under the other applicable provisions of the Plan, for purposes of determining the Participant's Target Pension Amount under Section 4(b); and

      (b) five years shall be added to the Participant's Years of Service, as determined under the other applicable provisions of the Plan, and five years shall be added to the Participant's actual attained age, for purposes of determining (x) whether the Participant's termination of employment qualifies as a Retirement, (y) the amount of the adjustment, if any, to be made with respect to the Participant's Supplemental Pension Benefit pursuant to Section 4(e), and (z) whether the Participant's surviving spouse is entitled to receive a Supplemental Death Benefit under Section 5 in the event of the Participant's death prior to his or her Retirement, and if so, the amount thereof.

      In the case of any Participant described in clause (ii) of the preceding paragraph whose Payment Starting Date precedes such Change in Control, or in the case of the surviving spouse of any


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


Participant whose Supplemental Death Benefit is required to be paid or to commence to be paid on a date prior to the occurrence of such Change in Control, the amount of the Supplemental Pension Benefit or Supplemental Death Benefit payable on, or payment of which is to commence on, such preceding or prior date shall be determined without regard to this Section 10, but upon the subsequent occurrence of the Change in Control, such Participant's Supplement Pension Benefit, or his or her surviving spouse's Supplemental Death Benefit, shall be adjusted to reflect the additional Years of Service and age provided for in this
Section 10. Such adjustment shall be made in the same manner as provided in clauses (i) and (ii) of Section 3.3(c) of the Supplemental and Excess Benefits Plan.




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